Exhibit 99.1

FOR IMMEDIATE RELEASE

Village Farms Opts to Receive $5.94 Million

Cash Refund from Pure Sunfarms

Vancouver, BC, January 16, 2020 – Village Farms International, Inc. (“Village Farms”) (TSX:VFF; Nasdaq:VFF) today announced that it has opted to receive a $5.94 million cash refund from Pure Sunfarms Corp. (“Pure Sunfarms”) relating to an additional equity contribution that Village Farms made to Pure Sunfarms on November 19, 2019 (the “VF Additional Equity Contribution”).

As previously disclosed by Emerald Health Therapeutics, Inc. (“Emerald”), it has been disputing Village Farms’ ability to make the VF Additional Equity Contribution of $5.94 million, as well as the cancellation of 5,940,000 common shares of Pure Sunfarms placed in escrow pending payment by Emerald of its related $5.94 million equity contribution, following its failure to make its required equity contribution to Pure Sunfarms on November 1, 2019. In an effort to narrow the issues in dispute and accelerate the resolution of this shareholder dispute, Village Farms decided to unwind the VF Additional Equity Contribution, which has now been completed, with Pure Sunfarms providing Village Farms with the $5.94 million cash refund. The $5.94 million cash refund to Village Farms also eliminates the costs and delays involved in obtaining an independent appraisal of Pure Sunfarms that resulted from the VF Additional Equity Contribution.

Village Farms continues to seek the cancellation of 5,940,000 common shares of Pure Sunfarms that were placed in escrow pending payment by Emerald of its related equity contribution (the “Emerald Share Cancellation”), which was not made as required. It is Village Farms’ position that the Emerald Share Cancellation is expressly provided for in the applicable legal agreements.

“Due to the arbitration process related to the Emerald Share Cancellation taking significantly longer than originally anticipated, and with the resulting number of incremental shares for our $5.94 million equity contribution unknown, we decided to reduce the number of items in dispute in an effort to bring the matter to resolution sooner for Village Farms and its shareholders,” said Michael DeGiglio, CEO, Village Farms. “In addition, as a result of the $5.94 million cash refund to Village Farms, we anticipate that Pure Sunfarms may call for additional equity contributions by each of Village Farms and Emerald.”

If Village Farms is successful in the arbitration and Emerald’s escrowed shares are cancelled, Village Farms would own 53.5% of Pure Sunfarms and Emerald would own 46.5% effective as of November 19, 2019. Village Farms expects a decision from the arbitration panel during the second half of 2020.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). Forward-looking statements may relate to Village Farms’ future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving Village Farms and Pure Sunfarms. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for Village Farms, Pure Sunfarms, the greenhouse vegetable industry or the cannabis and hemp industries are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts.

Although the forward-looking statements contained in this press release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results or events will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond Village Farms’ control, that may cause Village Farms’ or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in Village Farms’ filings with U.S. and Canadian securities regulators, including as detailed in Village Farms’ annual information form and management’s discussion and analysis for the year-ended December 31, 2018 and for the three and nine-month periods ended September 30, 2019.

When relying on forward-looking statements to make decisions, Village Farms cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, events, performance, achievements, prospects and opportunities. The forward-looking statements made in this press release only relate to events or information as of the date on which the statements are made in this press release. Except as required by law, Village Farms undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Village Farms International, Inc.

Village Farms is one of the largest and longest-operating vertically integrated greenhouse growers in North America and the only publicly traded greenhouse produce company in Canada. Village Farms produces and distributes fresh, premium-quality produce with consistency 365 days a year to national grocers in the U.S. and Canada from more than nine million square feet of Controlled Environment Agriculture (CEA) greenhouses in British Columbia and Texas, as well as from its partner greenhouses in British Columbia, Ontario and Mexico. Village Farms is now leveraging its 30 years of experience as a vertically integrated grower for the rapidly emerging global cannabis opportunity through its ownership position in British Columbia-based Pure Sunfarms, one of the single largest cannabis growing operations in the world. Village Farms also intends to pursue opportunities to become a vertically integrated leader in the U.S. hemp-derived CBD market, subject to compliance with all applicable U.S. federal and state laws, Village Farms has established two joint ventures, Village Fields Hemp USA, LLC, and Arkansas Valley Green and Gold Hemp LLC, for multi-state outdoor hemp cultivation and CBD extraction and plans to pursue controlled environment hemp production at its Texas greenhouse operations, which total 5.7 million square feet of production area, subject to legalization of hemp in Texas.

Contact Information

Lawrence Chamberlain

Investor Relations

(416) 519-4196

lawrence.chamberlain@loderockadvisors.com